UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2025 (May 6, 2025)

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue 20th Floor
New York, New York		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 323 421-5980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VNCE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 6, 2025, Vince Holding Corp. (the "Company") received a written notice (the "Notice") from the New York Stock Exchange ("NYSE") that the Company did not presently satisfy the NYSE's continued listing standards under Section 802.01B of the NYSE Listed Company Manual (the "Manual"), which requires the Company's 30-trading day average market capitalization to be not less than $50 million and the Company's stockholders' equity to be not less than $50 million. As set forth in the Notice, as of May 5, 2025, the Company's 30-trading day average market capitalization was approximately $22.6 million and the Company's last reported stockholders' equity as of February 1, 2025 was approximately $41.8 million.

In accordance with applicable NYSE procedures, within 45 days from receipt of the Notice, the Company must submit to the NYSE a business plan that demonstrates compliance with Section 802.01B of the Manual. The Listings Operations Committee of the NYSE will review the business plan and will either accept the plan, at which time the Company will be subject to ongoing quarterly monitoring for compliance with the business plan, or reject the business plan, at which time the Company will be subject to suspension and delisting proceedings. The Company expects to timely submit such a business plan to the NYSE.

Pursuant to the NYSE rules, the Company's common stock will continue to be listed and traded on the NYSE during the cure periods outlined above, subject to the Company's compliance with other applicable continued listing requirements. The current noncompliance with the standards described above does not affect the Company's ongoing business operations or its reporting requirements with the Securities and Exchange Commission ("SEC").

No assurance can be given that the Company will be able to regain compliance with this requirement or maintain compliance with the other continued listing requirements in the Manual. If the Company's common stock ultimately were to be suspended from trading and delisted for any reason, it could have adverse consequences including, among other things, reduced trading liquidity of the common stock, lower demand and market price for shares of the Company's common stock, adverse publicity and a reduced interest in the Company from investors, analysts and other market participants. In addition, a suspension or delisting could impair the Company's ability to raise additional capital through the public markets and the Company's ability to attract and retain employees by means of equity compensation.

Item 7.01 Regulation FD Disclosure.

On May 9, 2025, the Company issued a press release announcing receipt of the Notice. The press release is furnished as Exhibit 99.1 hereto.

The information, including Exhibit 99.1 hereto, which the Company furnished under Item 7.01 of this report is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the SEC shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release of the Company, dated May 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINCE HOLDING CORP.

Date:	May 9, 2025	By:	/s/ Akiko Okuma
Akiko Okuma Chief Administrative Officer and General Counsel